UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – SEPTEMBER 1, 2011

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

855-273-3686
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2011 (the “Closing Date”), pursuant to a securities purchase agreement, dated September 1, 2011 (the “Securities Purchase Agreement”), Ardent Mines Limited (the “Company,” “we,” “us” or “our”) completed the closing of an offering of our securities (the “Offering”) for a total subscription proceeds of $1,000,003.50 through the issuance of 259,741 shares of the Company’s Common Stock at a purchase price of $3.85 per share (the “Shares”) to certain accredited investors (the “Investors”).  In connection with the issuance of the Shares, the Investors received common stock purchase warrants to purchase up to 259,741 additional shares of our common stock (the “Warrants”). The initial exercise price of the Warrants is $4.15 per share, subject to adjustment therein, with a term of exercise equal to5 years.

For a period of 6 months after the Closing Date, the purchase price per Share and the exercise price of the Warrants are subject to adjustment pursuant to certain events, including a subsequent financing by the Company on terms more favorable to the Investors than the terms in the Securities Purchase Agreement.  Additionally, the number of shares of common stock to be received upon the exercise of the Warrants (the “Warrant Shares”) and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the Closing Date.

In connection with the Offering, we granted the Investors registration rights pursuant to a registration rights agreement, dated September 1, 2011 (the “Registration Rights Agreement”). The Company is required to file a registration statement in order to register the Shares and the Warrant Shares. Pursuant to the terms of the Registration Rights Agreement, we are required to file a registration statement within 30 days following the date of the Securities Purchase Agreement and will cause the registration statement to be declared effective within 90 days of the date of the Securities Purchase Agreement (120 days in the event the SEC reviews the registration statement).

Net proceeds from the private placement will be used primarily to support the Company's current exploration and development plans in Brazil together with the Company's ongoing general corporate and working capital requirements.

On June 15, 2011, the Company entered into an engagement agreement (the “Engagement Agreement”) with Rodman & Renshaw, LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with the Offering. Pursuant to the terms of the Engagement Agreement, the Company has compensated the Placement Agent for its services with (i) a cash compensation equal to 7% of the gross proceeds received by the Company and (ii) common stock purchase warrants to purchase a total of 18,182 shares of the Company’s common stock, with an exercise price of $4.15 per share (the “Agent Warrants”).  The Company also agreed to compensate the Placement Agent for all of its reasonable expenses in connection with the Offering.

Copies of the Securities Purchase Agreement, form of Warrant, Registration Rights Agreement and Engagement Agreement are incorporated herein as Exhibits 10.15, 4.1, 10.16 and 10.17, respectively.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02. The Share, the Warrants and the Agent Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each Investor was an accredited investor and/or qualified institutional buyer, each Investor had access to information about the Company and their investment, each Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 8.01.	Other Events.

A press release regarding the Company’s private placement was issued on September 1, 2011, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

4.1	Form of Warrant.
10.15	Form of Securities Purchase Agreement, dated September 1, 2011.
10.16	Form of Registration Rights Agreement, dated September 1, 2011.
10.17	Placement Agent Agreement with Rodman & Renshaw, LLC, dated June 15, 2011.
99.1	Press Release dated September 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Aleberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President

Date:  September 7, 2011